Exhibit 99.1

NEW YORK CITY REIT ANNOUNCES RE-ELECTION OF ELIZABETH TUPPENY TO BOARD OF DIRECTORS

Reports Other Annual Meeting Voting Results

NEW YORK – May 31, 2022 – New York City REIT, Inc. (NYSE: NYC) (“NYC” or the “Company”) announced today that, based on a preliminary vote count by its proxy solicitor, Elizabeth Tuppeny has been decisively re-elected to the Company’s Board of Directors.

Michael Weil, Chairman and CEO of NYC, said, “We are very pleased that our shareholders have re-elected Elizabeth Tuppeny to the Board. Elizabeth has been an outstanding director, and her substantial experience and expertise will continue to help NYC drive value for shareholders.”

At the Company’s Annual Meeting of Stockholders held on May 31, 2022, NYC’s shareholders also:

•	Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022;
•	Did not approve a proposal regarding an advisory vote on the Company’s executive compensation; and
•	Approved a period of one year for a proposal regarding the frequency of the advisory vote on executive compensation.

The preliminary vote count is subject to certification by the Independent Inspector of Elections. Additional information regarding the results of the 2022 Annual Meeting of Stockholders will be available in a Form 8-K current report filed with the Securities and Exchange Commission.

About New York City REIT, Inc.

New York City REIT, Inc. is a publicly traded REIT that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about NYC can be found on its website at www.newyorkcityreit.com.

Media Contacts

Jonathan Gasthalter/Mark Semer

Gasthalter & Co.

(212) 257-4170

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